CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 25, 2025, relating to the financial statements and financial highlights of Sterling Capital Large Cap Value Focused Factor ETF (formerly, Sterling Capital Behavioral Large Cap Value Equity Fund), Sterling Capital Small Cap Value Focused Factor ETF (formerly, Sterling Capital Behavioral Small Cap Value Equity Fund), Sterling Capital Small Cap Value ETF (formerly, Sterling Capital Small Cap Value Fund), Sterling Capital North Carolina Intermediate Tax-Free ETF (formerly, Sterling Capital North Carolina Intermediate Tax-Free Fund), and Sterling Capital Virginia Intermediate Tax-Free ETF (formerly, Sterling Capital Virginia Intermediate Tax-Free Fund), each a series of Sterling Capital Funds, which are included in Form N-CSR for the year ended September 30, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

August 4, 2026